UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2020

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road, Suite 200, Macon, Georgia		31210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(478) 822-2801

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class            Trading Symbol(s)    Name of each exchange on which registered
Common stock, $0.0001 par value    BLBD            NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 28, 2020, the Board of Directors of Blue Bird Corporation (the “Company”) approved the appointment of Jeffery L. Taylor as Chief Financial Officer (“CFO”) of the Company, to be effective on June 1, 2020, as more fully described in Item 5.02(c) below. The current Chief Financial Officer, Phillip Tighe, will continue to serve as Chief Financial Officer through May 31, 2020, at which time he will retire from such officer position. Mr. Tighe will continue his employment with the Company through June 30, 2020, at which time Mr. Tighe’s employment will terminate. Mr. Tighe will enter into a Retirement Agreement and a Consulting Agreement with the Company no later than May 31, 2020, the terms of which are described in Item 5.02(e) below.

(c) On April 28, 2020, the Board of Directors of the Company appointed Jeffery L. Taylor as Chief Financial Officer of the Company, to be effective on June 1, 2020. Mr. Taylor will become employed with the Company on May 1, 2020, for the purpose of a smooth transition to his new office with the assistance of Mr. Tighe.

Prior to this appointment, Mr. Taylor, age 54, served as Senior Vice President and Chief Financial Officer of Wabash National Corporation (NYSE: WNC), from January 2014 to January 2020. Mr. Taylor joined Wabash in July 2012 as Vice President of Finance and Investor Relations, and served as Senior Vice President and Acting Chief Financial Officer from June 2013 to December 2013. Previously, from 2006 through 2011, Mr. Taylor served as Vice President, Finance - Technical Operations of King Pharmaceuticals (acquired by Pfizer in February 2011).

Mr. Taylor will be provided a base salary of $450,000, and will be eligible for a potential annual cash bonus under the Company’s Management Incentive Plan (MIP) at a target level of 75% of his base salary. Mr. Taylor will be eligible to receive a bonus under the fiscal 2020 MIP on a pro rata basis. Mr. Taylor will participate in the Company’s existing executive compensation and benefits programs along with the other executive officers of the Company, subject to the decisions of, and program administration by, the Compensation Committee of the Board of Directors (the “Compensation Committee”), as described in the Company’s Definitive Proxy Statement dated January 31, 2020 with respect to its 2020 Annual Meeting of Stockholders. As described therein, long term incentive awards (LTI) to Mr. Taylor will vest annually in three equal tranches, will include a performance component tied to the annual MIP, with a maximum forfeiture of 50%, and will consist of 25% in stock options and 75% in restricted stock units (“RSUs”).

In connection with Mr. Taylor’s employment by the Company, the Compensation Committee approved a “sign on” LTI award to Mr. Taylor of 7,500 options and 7,500 RSUs to be granted on May 1, 2020. With respect to this initial LTI award, the first tranche will vest on December 11, 2020, the same date that the first tranche of the other fiscal 2020 LTI awards vests, and will not be subject to a performance vesting component. The remaining tranches will vest in accordance with the terms of the other fiscal 2020 LTI awards. Mr. Taylor will also receive relocation benefits of six months of corporate housing in the Macon, Georgia area, reimbursement of moving expenses and a one-time payment of $50,000 to offset other relocation-related expenses. Mr. Taylor will also execute a Severance Agreement with the Company which generally provides for the payment of twelve months’ salary in the event of a termination without cause as defined in such agreement, subject to compliance with certain restrictive covenants (non-competition, non-solicitation and confidentiality).

(e) No later than May 31, 2020, Phillip Tighe, Chief Financial Officer of the Company, will enter into a Retirement Agreement and a Consulting Agreement with the Company, which agreements will supersede any other compensation agreements between Mr. Tighe and the Company, including Mr. Tighe’s existing Severance Agreement. Mr. Tighe will continue to serve as Chief Financial Officer through May 31, 2020, and Mr. Tighe will continue employment with the Company through June 30, 2020 (the “Termination Date”). On the Termination Date, all of Mr. Tighe’s unvested LTI awards will vest at 100%. Vested stock options will remain exercisable for a period of five years following the Termination Date. Mr. Tighe’s current salary and benefits will continue through the Termination Date. For the fiscal 2020 MIP bonus, Mr. Tighe will be entitled to receive 100% of the payout percentage approved by the Compensation Committee under the terms of the fiscal 2020 MIP, determined as if Mr. Tighe’s employment had continued through the end of the fiscal year; in the event there is no bonus under the fiscal 2020 MIP, Mr. Tighe will be eligible to receive such other bonus as may be approved by the Compensation Committee in its discretion. Mr. Tighe’s entitlement to the compensation and benefits under the Retirement Agreement are subject to his execution of appropriate releases to the Company and continued compliance with his existing restrictive covenants.

Pursuant to the Consulting Agreement, Mr. Tighe will receive cash compensation at the rate of $33,333 per month ($400,000 annualized) plus reimbursement of service-related expenses, and is expected to provide substantial services to the Company as requested by the Board of Directors or the Chief Executive Officer. The term of the Consulting Agreement will be July 1, 2020 through May 31, 2021.

Jeffery Taylor’s compensation arrangements with the Company are described in Item 5.02(c) above, which are incorporated by reference into this Item 5.02(e).

Item 7.01	Regulation FD Disclosure.

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On May 1, 2020, the Company issued a press release announcing the appointment of Jeffery Taylor as Chief Financial Officer, effective on June 1, 2020, and announcing Phillip Tighe’s retirement from the Company, effective on June 30, 2020.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

99.1    Press Release of the Company dated May 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated: May 1, 2020	By:	/s/ Paul Yousif
	Name:	Paul Yousif
	Title:	General Counsel and Corporate Treasurer

Exhibit Index

Exhibit No.            Description
99.1                Press release of the Company, dated May 1, 2020.